Exhibit 2.1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and between

INTERMUNE, INC.

as Seller

and

F. HOFFMANN-LA ROCHE LTD

and

HOFFMANN-LA ROCHE INC.

as Buyer

dated as of October 6, 2010

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-i-

TABLE OF CONTENTS

(Continued)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-ii-

TABLE OF CONTENTS

(Continued)

Exhibits

Exhibit 2.06	Transition Services
Exhibit 4.03	Allocation of Purchase Price

Exhibit A	Definitions
Exhibit B	Intellectual Property Assignment Agreement†
Exhibit C	Assignment and Assumption Agreement†
Exhibit D	Bill of Sale†
Exhibit E	[*]†
Exhibit F	[*]†
Exhibit G	[*]†

†

The attachments to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of the attachment to the Securities and Exchange Commission upon request.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

-iii-

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of October 6, 2010, by and between Hoffmann-La Roche Inc., a New Jersey corporation (“Roche Inc.”) and F. Hoffmann-La Roche Ltd (“Roche Ltd,” together with Roche Inc., “Buyer”), and InterMune, Inc., a Delaware corporation (“Seller”). Each of Seller and Buyer is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITAL

WHEREAS, Seller and Buyer have previously entered into the Collaboration Agreement, under which they have collaborated in the research and development and may have collaborated in the commercialization of the Purchased Compound;

WHEREAS, in furtherance of the activities undertaken pursuant to the terms of the Collaboration Agreement, Seller and Buyer have each created, maintained, developed, transmitted, shared, exchanged, and otherwise possessed tangible personal property relating to the Purchased Compound;

WHEREAS, Seller and Buyer desire to terminate the Collaboration Agreement as provided herein;

WHEREAS, Seller has determined that the sale of the Purchased Assets and the transfer of the Assumed Liabilities, on the terms and conditions set forth herein, is consistent with and in furtherance of the business strategies of Seller;

WHEREAS, Buyer has determined that the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, on the terms and conditions set forth herein, is consistent with and in furtherance of the business strategies of Buyer;

WHEREAS, Seller desires to sell the Purchased Assets and transfer the Assumed Liabilities to Buyer, and Buyer desires to purchase the Purchased Assets and assume the Assumed Liabilities from Seller, on the terms and conditions set forth herein; and

WHEREAS, the transfer of the Purchased Assets from Seller to Buyer pursuant to the terms of this Agreement is being consummated by the terms hereof and the operational documents of assignment contemplated herein, such that (i) the Assumed Contracts constituting part of the Purchased Assets will be electronically transmitted and delivered to Buyer on the date hereof by means of electronic mail and/or a secure online file transfer service and (ii) none of the Purchased Assets (other than the Assumed Contracts described in clause (i)) require any physical, electronic, or other delivery by the Seller to the Buyer pursuant to the terms of this Agreement other than that accomplished by this Agreement and the operational documents of assignment contemplated herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 1. Definitions

Section 1.01 Defined Terms. Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

Section 1.02 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article,” “Section” or “Exhibit” refer to the specified Article, Section or Exhibit of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase, “and/or”; and (f) the term “including” means “including without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under U.S. Generally Accepted Accounting Principles, consistently applied.

Article 2. The Transaction

Section 2.01 Purchased Assets.

(a) Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest, as of the Closing, in and to the Purchased Assets.

(b) Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing, Seller shall retain all right, title and interest in and to the Excluded Assets.

Section 2.02 Excluded Assets. The Parties acknowledge and agree that Seller is not selling, conveying, transferring, delivering, assigning any rights whatsoever to the Excluded Assets to Buyer, and Buyer is not purchasing, taking delivery of or acquiring any rights whatsoever to the Excluded Assets from Seller. Buyer expressly acknowledges it is not acquiring any rights whatsoever to the “InterMune” name or any variations and derivatives thereof.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions of this Agreement, as of the Closing Date, Buyer shall assume, satisfy, perform, pay, discharge and otherwise be responsible for the Assumed Liabilities subject to and in accordance with their respective terms and conditions.

Section 2.04 Excluded Liabilities. The Parties hereby acknowledge and agree that, other than the Assumed Liabilities, Buyer shall not be responsible for, assume, or be obligated to pay, perform or otherwise discharge any Liabilities or obligations of Seller.

Section 2.05 Assignability and Consents. Notwithstanding anything to the contrary contained in this Agreement, if the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any licenses, Contracts, approvals or authorizations included in the Purchased Assets (i) is prohibited by any applicable Law or (ii) would require any consents, waivers, approvals or authorizations of a third Person or Governmental or Regulatory Authority (a “Consent”) and such Consents shall not have been obtained prior to the Closing and an attempted assignment thereof without such Consent would constitute a breach thereof, then in either case, the Closing shall proceed without the sale, assignment, transfer, conveyance or delivery of such asset and this Agreement shall not constitute an agreement for the sale, assignment, transfer,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

conveyance or delivery of such Purchased Asset. In the event that the Closing proceeds without the sale, assignment, transfer, conveyance or delivery of any such Purchased Asset, then following the Closing, the Parties shall use their commercially reasonable efforts, and cooperate with each other, to obtain promptly such Consents. Pending receipt of such Consents, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of and the obligations associated with use of such asset that it would have obtained or been subject to had the asset been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this Section 2.05 of any Contract, Buyer shall (x) perform for the benefit of the other parties thereto the obligations of Seller or any Affiliate of Seller thereunder and (y) shall satisfy any related Liabilities with respect to such Contract that, but for the lack of a Consent to assign such obligations or Liabilities to Buyer, would be Assumed Liabilities. Once Consent for the sale, assignment, transfer, conveyance or delivery of any such Purchased Asset not sold, assigned, transferred, conveyed or delivered at the Closing is obtained or given, Seller shall promptly assign, transfer, convey and deliver such Purchased Asset to Buyer at no additional cost to Buyer.

Section 2.06 Transition Services. In connection with the sale, assignment, transfer, conveyance and delivery of the Purchased Assets hereunder, Seller agrees to provide the services set forth on Exhibit 2.06.

Section 2.07 [*]. After the Closing, as between Buyer and Seller, Buyer shall have the [*] the [*]. Seller shall act reasonably to cooperate with Buyer in connection with [*] of the [*]. To the extent Buyer does not [*] under the [*] with respect to the Purchased Compound, Buyer shall be deemed in breach of this Agreement and Seller shall be entitled to [*]. The obligations of Buyer to Seller under this Section 2.07 shall automatically terminate upon the effectiveness of the [*]. For the avoidance of doubt, Seller shall have the [*] any obligations under the [*] that are not [*] and Buyer shall not be responsible for any [*] in [*] which result from the [*] of obligations under the [*] other than the [*].

Section 2.08 [*]. After the Closing, as between Buyer and Seller, Buyer shall have the [*] the [*]. Seller shall act reasonably to cooperate with Buyer in connection with [*] of the [*]. To the extent Buyer does not [*] under the [*] with respect to the Purchased Compound, Buyer shall be deemed in breach of this Agreement and Seller shall be entitled to [*]. The obligations of Buyer to Seller under this Section 2.08 shall automatically terminate upon the effectiveness of the [*]. For the avoidance of doubt, Seller shall have the [*] any obligations under the [*] that are not [*] and Buyer shall not be responsible for any [*] in [*] which result from the [*] of obligations under the [*] other than the [*].

Article 3. Termination of Collaboration Agreement; License Grants

Section 3.01 Termination of Collaboration Agreement.

(a) Except for such provisions specifically referenced in Section 3.01(b) and (c) below, and notwithstanding any provisions of the Collaboration Agreement, the Parties acknowledge and agree that, from and after the Closing, the Collaboration Agreement shall be terminated in its entirety (including, without limitation, any provisions which by the terms of the Collaboration Agreement would otherwise survive termination of the Collaboration Agreement) and neither Party shall have any further obligations thereunder.

(b) The Parties acknowledge and agree that the provisions of (i) Section 4.3.7 of the Collaboration Agreement with respect to the Purchased Compound and (ii) the second and third sentences of Section 14 of the Third Amendment to the Collaboration Agreement shall survive the termination of the Collaboration Agreement, in each case, solely with respect to the sharing of Development Expenses (as defined in the Collaboration Agreement) incurred up to the Closing and subject to Section 3.01(c)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

below); provided, that the provisions of the Collaboration Agreement set forth in clauses (i) and (ii) shall terminate upon the payment contemplated under Section 3.01(c) below.

(c) The Parties acknowledge and agree that with respect to the sharing of Development Expenses (as defined in the Collaboration Agreement) for the Purchased Compound under the surviving sections of the Collaboration Agreement under Sections 3.01(b)(i) and 3.01(b)(ii) of this Agreement, within thirty (30) days after the Closing, the Parties will prepare a Reconciliation Statement in accordance with Exhibit A of the Collaboration Agreement, which Reconciliation Statement shall show the costs which are to be shared and which were incurred since the last Reconciliation Statement was prepared by the Parties under the Collaboration Agreement, including those incurred after September 30, 2010 through the Closing Date. No later than forty-five (45) days after the Closing, the applicable Party will make the appropriate payment to the other Party, pursuant to Exhibit A of the Collaboration Agreement to the extent necessary so that each Party bears its appropriate percentage of such shared Development Expenses as provided in the surviving sections of the Collaboration Agreement under Sections 3.01(b)(i) and 3.01(b)(ii) of this Agreement.

Section 3.02 License Grants.

(a) Effective upon the Closing, Seller hereby grants to Buyer an exclusive, irrevocable, perpetual, royalty-free, non-terminable, fully paid-up license, with the right to grant (and permit the grant of) sublicenses through multiple tiers, under the Licensed Intellectual Property, to develop, make, use, import, export, sell and offer for sale any pharmaceutical product containing the Purchased Compound (alone or in combination with any other compound other than a compound owned or controlled by Seller) in the Territory, and to have any third Person exercise the foregoing rights for the benefit of Buyer. The license provided under this Section 3.02(a) is fully paid-up, assuming the payment by Buyer of the [*] comprising part of the [*] and the [*], as set forth in Sections 2.07 and 2.08.

(b) Effective upon the Closing, Buyer hereby grants to Seller (i) a non-exclusive, irrevocable, perpetual, royalty-free, non-terminable, fully paid-up license, with the right to grant (and permit the grant of) sublicenses through multiple tiers, under the Roche Patent Rights and Roche Know-how, to develop, make, have made, use, import, export, sell and offer for sale any pharmaceutical product containing an Other Macrocycle or Non-Macrocycle in the Territory, and to have any third Person exercise the foregoing rights for the benefit of Seller; and (ii) an exclusive, irrevocable, perpetual, royalty-free, non-terminable, fully paid-up license, with the right to grant (and permit the grant of) sublicenses through multiple tiers, under the Purchased Intellectual Property, to develop, make, use, import, export, sell and offer for sale any pharmaceutical product containing an Other Macrocycle or Non-Macrocycle in the Territory, and to have any third Person exercise the foregoing rights for the benefit of Seller. For a period of four (4) months following the Closing, Buyer shall make available, upon the reasonable request of Seller and during normal business hours, such Buyer personnel and documentation as are necessary for Buyer and Seller to (1) determine whether any Roche Know-how licensed under this section regarding compound synthesis, including intermediate synthesis and starting material construction, exists, and if so, (2) transfer to Seller information necessary to practice such Roche Know-how. Following such four (4) month period, Buyer shall have no obligation to deliver or disclose to Seller any Roche Know-how licensed pursuant to this Section 3.02(b).

(c) Each Party acknowledges and agrees that in no event will the sublicense to any third Person (any such Person, a “Sublicensee”) of any or all of its rights under this Section 3.02 be deemed to relieve such Party of its liabilities or obligations to the other Party under this Section 3.02. Each Party expressly acknowledges and agrees that it will remain fully and unconditionally obligated and responsible for the full and complete performance of all of its obligations under the terms and conditions of this Section 3.02. In the event of a conflict between the terms of this Section 3.02 and the terms of such

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

sublicense, as between Buyer and Seller, and/or as to any rights and/or obligations under this Agreement that are sublicensed to any Sublicensee as provided herein, the terms of this Agreement will prevail.

(d) Except as specifically set forth in this Section 3.02, and except for an implied right to use that flows to an end user, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise.

(e) For a period of ten (10) years following the Closing Date, Buyer covenants that neither it nor any of Affiliates will initiate or bring, nor will it nor any of its Affiliates assist in any way any Person in pursuing, a lawsuit, proceeding, interference or any other action of any kind whatsoever that challenges the validity, enforceability or scope of any of the Licensed Intellectual Property, provided, that this Section 3.02(e) shall not apply in the event that Seller or any of its Affiliates breaches the covenant not to sue in Section 3.02(f). In addition, Buyer shall use reasonable efforts to include a covenant similar to this Section 3.02(e) in its sublicenses with each of its Sublicensees; provided, however, that in no event shall Buyer be deemed to be in breach of this Section 3.02(e) as a result of any breach of any such covenant by any of its Sublicensees.

(f) For a period of ten (10) years following the Closing Date, Seller covenants that neither it nor any of its Affiliates will initiate or bring, nor will it nor any of its Affiliates assist in any way any Person in pursuing, a lawsuit, proceeding or other action of any kind whatsoever that claims that (i) challenges the validity, enforceability or scope of any of the Roche Patent Rights or Purchased Intellectual Property; or (ii) the making, having made, using, selling, offering for sale or importing, or seeking, obtaining or maintaining Regulatory Approval of, any pharmaceutical product containing the Purchased Compound (alone or in combination with any other compound other than a compound owned or controlled by Seller) in the Territory by Buyer, any of its Affiliates or any permitted Sublicensee is infringing the Licensed Intellectual Property, provided, that this Section 3.02(f) shall not apply in the event that Buyer or any of its Sublicensees or their respective Affiliates breaches the covenant not to sue in Section 3.02(e). In addition, Seller shall use reasonable efforts to include a covenant similar to this Section 3.02(f) in its sublicenses with each of its Sublicensees; provided, however, that in no event shall Seller be deemed to be in breach of this Section 3.02(f) as a result of any breach of any such covenant by any of its Sublicensees.

Section 3.03 HCV Activities. Each of the Parties recognizes and understands that as a result of the transactions contemplated by this Agreement, including the termination of the Collaboration Agreement under Section 3.01, each Party shall be free to pursue HCV Activities using their own resources as they see fit and subject to the terms of this Agreement. For the avoidance of doubt, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise (including under this Section 3.03), unless such license or interest is expressly set forth in this Agreement or, if executed by the Parties, the new collaboration agreement currently being negotiated by the Parties pertaining to Other Macrocycles or Non-Macrocycles.

Section 3.04 Intellectual Property Management.

(a) Ownership. As between the Parties to this Agreement, Seller (and its Affiliates) will at all times own all right, title and interest in and to the Licensed Intellectual Property and on and after the Closing Date, Buyer will at all times own all right, title and interest in and to the Purchased Intellectual Property. Seller shall, and shall cause its employees to, execute such documents and perform such acts at Seller’s expense as may be reasonably necessary to permit Buyer to continue to file, prosecute or maintain any of the Purchased Intellectual Property. In addition, Seller shall provide such input to Buyer as Buyer may reasonably request, including technical information and assistance, relating to the filing,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

prosecution and maintenance of the Purchased Intellectual Property up to forty (40) hours at no expense to Buyer.

(b) Filing, Prosecution and Maintenance of Patents. Seller shall have the first right to file, prosecute and maintain each of the Patents included in the Licensed Intellectual Property in the Territory, upon appropriate consultation with Buyer. Seller shall consider in good faith any comments from Buyer regarding the filing, prosecution and maintenance of Patents included in the Licensed Intellectual Property that contain one or more claims that cover, either specifically or generically, the Purchased Compound and/or methods of making or using the same. If Seller elects to file, prosecute or maintain any such Patent included in the Licensed Intellectual Property, Seller shall do so in good faith. For the avoidance of doubt, Seller shall use commercially reasonable efforts, subject to the patent laws in the jurisdiction at issue, to maintain the pendency of at least one application for each of the patent families included in the Licensed Intellectual Property on a country-by-country basis or use commercially reasonable efforts to promptly (and in any event not less than sixty (60) days before any applicable deadline for any filing necessary to prevent any abandonment of such Patent) notify Buyer of Seller’s intention to no longer maintain such pendency, after which Buyer shall have the right, to the extent permitted by law, to maintain such pendency, including by the filing of one or more continuation or divisional applications, and continue prosecution of such family at Buyer’s discretion. Seller shall also give prompt notice (and in any event not less than sixty (60) days before any applicable deadline for any filing necessary to prevent any abandonment of such Patent) to Buyer of any desire to cease prosecution and/or maintenance of any Patents included in the Licensed Intellectual Property on a country-by-country basis in the Territory and, in such case, shall permit Buyer, in Buyer’s sole discretion, to continue prosecution or maintenance of such Patents included in the Licensed Intellectual Property at Buyer’s own expense. If Buyer elects to continue prosecution or maintenance based on Seller’s election not to file pursuant to this Section 3.04(b), Buyer shall do so in good faith, and Seller shall execute such documents and perform such acts at Seller’s expense as may be reasonably necessary to permit Buyer to continue such prosecution or maintenance. Buyer may, at its discretion, seek input from Seller, including technical information and assistance, in the prosecution or maintenance of the patent applications or patents, and Seller shall provide such input as it is reasonably able to provide in a timely manner and at its own expense. If Buyer elects to prosecute any such Patents included in the Licensed Intellectual Property, Buyer shall file all necessary amendments to expressly limit the claims in such Patents to the Purchased Compound and/or methods of making or using the same. Buyer shall have the first right to file, prosecute and maintain each of the Patents included in the Purchased Intellectual Property in the Territory; provided, however, that Buyer shall not abandon any such Purchased Intellectual Property without first giving Seller the opportunity to file, prosecute or maintain the applicable Patent as provided below. If Buyer elects to file, prosecute or maintain any such Patent included in the Purchased Intellectual Property, Buyer shall do so in good faith. Buyer may elect not to file, prosecute or maintain any such Patent included in the Purchased Intellectual Property, and, if so, Buyer shall promptly (and in any event not less than sixty (60) days before any applicable deadline for any filing necessary to prevent any abandonment of such patent), notify Seller, and Seller shall have the right to file, prosecute or maintain any such Patent included in the Purchased Intellectual Property in which case, if Seller elects to prosecute or maintain any such Patent included in the Purchased Intellectual Property, Seller shall do so in good faith. For the avoidance of doubt, Buyer shall use commercially reasonable efforts, subject to the patent laws in the jurisdiction at issue, to maintain the pendency of at least one application for each of the patent families included in the Purchased Intellectual Property on a country-by-country basis, or use commercially reasonable efforts to promptly (and in any event not less than sixty (60) days before any applicable deadline for any filing necessary to prevent any abandonment of such Patent) notify Seller of Buyer’s intention to no longer maintain such pendency, after which Seller shall have the right, to the extent permitted by law, to maintain such pendency, including by the filing of one or more continuation or divisional applications. Buyer shall give notice to Seller of any desire to cease prosecution and/or maintenance of the applicable Patents included in the Purchased Intellectual Property on a country-by-

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

country basis in the Territory and, in such case, shall permit Seller to continue prosecution or maintenance of such Patents included in the Purchased Intellectual Property at Seller’s own expense. If Seller elects to continue prosecution or maintenance based on Buyer’s election not to do so pursuant to this Section 3.04(b), Buyer shall execute such documents and perform such acts at Buyer’s expense as may be reasonably necessary to permit Seller to continue such prosecution or maintenance. Notwithstanding the foregoing, Seller shall only have the right to prosecute Purchased Intellectual Property whose claims do not specifically cover the Purchased Compound and/or methods of making or using the same. If Seller elects to prosecute any Purchased Intellectual Property which are not so expressly limited, Seller shall file all necessary amendments so that the claims do not specifically cover the Purchased Compound and methods of making or using the same. If Seller elects to file, prosecute or maintain Patents included in the Purchased Intellectual Property based on Buyer’s election not to do so pursuant to this Section 3.04(b) and such Patents include or are amended to include claims that generically cover the Purchased Compound and/or methods of making or using the same, Seller shall consider any comments from Buyer regarding the filing, prosecution and maintenance of such Patents in good faith. Unless expressly stated otherwise in Sections 3.04(a) or 3.04(b), the Party conducting the prosecution regarding a Patent included in the Purchased Intellectual Property or Licensed Intellectual Property shall bear the expense of such prosecution.

(c) Interference, Opposition, Reexamination and Reissue.

(i) Each Party shall promptly inform the other of learning of any patent office instituted or third Person request for, or filing or declaration of, or Seller’s or Buyer’s request for (as authorized below), or filing or declaration of, any interference, opposition or reexamination relating to any of the Patents included in the Licensed Intellectual Property or the Purchased Intellectual Property. To the extent such proceeding pertains to a Patent that claims, either generically or specifically, the Purchased Compound or a method of making and/or using same, Buyer shall be entitled to initiate or be the lead Party on any such proceeding. Buyer shall consult appropriately with Seller with respect to any such proceeding and Seller shall have the right to review and comment on any submission to be made in connection with any such proceeding, which comments shall be considered by Buyer in good faith. To the extent an interference, opposition, reexamination, or Reissue pertains to a patent under Licensed Intellectual Property or Purchased Intellectual Property that does not claim, either specifically or generically, the Purchased Compound or a method of making and/or using same, Seller shall be entitled to initiate or be the lead Party on any such proceeding. Seller shall consult appropriately with Buyer with respect to any such proceeding and Buyer shall have the right to review and comment on any submission to be made in connection with any such proceeding, which comments shall be considered by Seller in good faith. A Party’s obligation to consider comments in good faith shall not require such Party to take any action that it determines is not in its self-interest.

(ii) The Party that initiates or leads the interference, opposition, reexamination or reissue shall bear the expense of that interference, opposition, reexamination, or reissue proceeding.

(d) Enforcement and Defense.

(i) Each Party shall give notice to the other Party of (A) any declaratory judgment action pertaining to the Licensed Intellectual Property or Purchased Intellectual Property, or (B) any infringement of the Patents included in the Licensed Intellectual Property or Purchased Intellectual Property, or (C) any misappropriation or misuse of Know-how included in the Licensed Intellectual Property or Purchased Intellectual Property, that may come to that Party’s

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

attention (hereinafter “Legal Proceeding”). With regard to any Legal Proceeding that relates to the Purchased Compound or to any claim in a Patent included in the Purchased Intellectual Property or Licensed Intellectual Property that covers, either generically or specifically, the Purchased Compound or methods of making and/or using same, Buyer shall have the first right to initiate, prosecute and control such legal proceeding, in its sole discretion, at its own expense and in the name of Seller and Buyer, including the right to settle any such proceeding. To the extent Buyer does not exercise its first right to initiate or prosecute such Legal Proceeding, Seller may initiate or prosecute such Legal Proceeding at its own expense. With regard to any Legal Proceeding that does not relate to the Purchased Compound and that relates solely to claims in a Patent in the Licensed Intellectual Property or Purchased Intellectual Property that do not cover, either generically or specifically, the Purchased Compound or methods of making and/or using same, Seller shall have the first right to initiate, prosecute and control such Legal Proceeding at its own expense and in the name of Seller and Buyer as necessary, including the right to settle any such proceeding. Each Party shall promptly inform the other Party if it elects not to exercise such first right and the other Party shall thereafter have the right to initiate and prosecute such Legal Proceeding in the name of Buyer and Seller. Each Party shall have the right to be represented by counsel of its own choice in any Legal Proceeding.

(ii) If a Party elects not to initiate and prosecute an action as provided in Section 3.04(d)(i), and the other Party elects to do so, the costs of any agreed-upon course of action to terminate infringement or misappropriation or misuse, including the costs of any Legal Proceeding commenced or the defense of any declaratory judgment, shall be paid by the Party initiating and prosecuting such action.

(iii) For any Legal Proceeding, if either Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute and cause its Affiliates to execute all documents necessary for such other Party to initiate litigation to prosecute and maintain such action.

(iv) Any recovery obtained by either or both Buyer and Seller in connection with or as a result of any action contemplated by this Section 3.04(d), whether by settlement or otherwise, shall be shared in order as follows:

(1) the Party that initiated and prosecuted the action shall recoup all of its reasonable costs and expenses incurred in connection with the action;

(2) the other Party shall then, to the extent possible, recover its reasonable costs and expenses incurred in connection with the action;

(3) the amount of any recovery remaining shall then be allocated between the Parties as follows: (i) any compensatory damages shall be allocated to Buyer to the extent such damages relate to the Purchased Compound, and otherwise shall be allocated to Seller; and (ii) any punitive damages shall be awarded to the Party initiating the action.

(v) The Parties shall inform each other of any certification regarding the Patents included in the Licensed Intellectual Property or Purchased Intellectual Property or Purchased Intellectual Property that it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory other than the United States, and shall provide the other Party with a copy of such certification within five (5) days of receipt. Seller’s and Buyer’s rights with respect to the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as provided in Section 3.04(d) hereof.

(vi) The Parties hereto shall cooperate with each other, including providing necessary information, documents and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to the Patents included in the Licensed Intellectual Property or Purchased Intellectual Property. If elections with respect to obtaining such patent term restoration or supplemental protection certificates or their equivalents are to be made with respect to the Purchased Compound in: (A) any Patent in the Purchased Intellectual Property, or (B) any Patent included in the Licensed Intellectual Property that exclusively contains claims that specifically or generically cover the Purchased Compound or methods of making and/or using same, Buyer shall have the right to make the election and Seller agrees to abide by such election; provided that in the event Buyer elects not to file a patent term restoration or supplemental protection certificate or their equivalents, Buyer shall (y) promptly inform Seller of its intention not to file and (z) grant to Seller the right to file such patent term extension and provide necessary information, documents and assistance as Seller may reasonably request. For the avoidance of doubt, no patent term restoration or supplemental protection certificate application shall be filed in any Patent included in the Purchased Intellectual Property on any product other than the Purchased Compound without the express written consent of Buyer, which consent shall not be unreasonably withheld with respect to a jurisdiction at issue once Buyer has made an election with respect to obtaining patent term restoration or supplemental protection certificate in that jurisdiction. If Buyer reasonably determines that any Patent included in the Licensed Intellectual Property or Purchased Intellectual Property needs to be listed in the Food And Drug Administration’s Orange Book: Approved Drug Products with Therapeutic Equivalence Evaluations (or an equivalent in a foreign jurisdiction) (the “Orange Book”), Seller shall abide by such determination. Seller shall cooperate fully with Buyer, including providing necessary documents, information and assistance regarding the listing of any such Patent in the Orange Book.

Section 3.05 Mutual Release of Claims under Collaboration Agreement. In consideration of the obligations, warranties and representations of each of the Parties to this Agreement, and effective as of the Closing, and except as to the provisions of the Collaboration Agreement which survive pursuant to Section 3.01(b), and without in any manner limiting the licenses granted under Section 3.02 and the representations and warranties contained in Articles 6 and 7 and the rights of the Parties to seek indemnification under Article 9, Seller and Buyer each hereby releases and forever discharges the other, and each of their predecessors, successors, assigns, Affiliates, agents, directors, officers, and employees (each, a “Released Party”), or any of them, from any and all liability whatever, including all claims, demands and causes of action, of every nature, including any claims for breach of contract, declaratory relief, misrepresentation, or any other form of damage or theory of recovery whatever arising out of, based upon or relating to any conduct by such Released Party under the Collaboration Agreement through the date hereof. Seller and Buyer each acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Each of the Parties recognizes and understands that this section applies to and covers the aforementioned claims and hereby expressly waives any rights it may have under this section as well as under any other statutes or common law principles of similar effect. Notwithstanding the foregoing, in the event that a Party has a claim against an agent that performed obligations of a Party on behalf of such Party under the Collaboration Agreement, this Section 3.05 shall not release such agent in respect of such claim and the Party with such claim shall be entitled to pursue such claim against the agent so long as the other Party shall not be indirectly liable to the agent for such claim.

Article 4. Purchase Price and Payment

Section 4.01 Purchase Price. As consideration for the Purchased Assets and Seller’s full and faithful performance of all of its obligations hereunder, Buyer shall pay to Seller at the Closing in cash by wire transfer of immediately available funds to a bank account in the United States specified by Seller in writing to Buyer at least two (2) Business Days prior to the Closing, a payment of One Hundred and Seventy Five Million U.S. Dollars (U.S. $175,000,000.00) (the “Purchase Price”), of which (i) [*] of the Purchase Price is for the U.S. rights associated with the Purchased Assets and (ii) [*] of the Purchase Price is for the rights associated with the Purchased Assets outside the U.S.

Section 4.02 Payment of Sales, Use and Other Taxes.

(a) All sales, use, transfer, value added, documentary, registration and other related Taxes, if any, and all conveyance fees, recording charges and other fees and charges, arising out of the sale by Seller of the Purchased Assets to Buyer pursuant to this Agreement (excluding Taxes on Seller’s income, receipts, capital, profits, and any other similar Tax or amount imposed in lieu thereof) (collectively, the “Transaction Taxes”) shall be borne 50% by Seller and 50% by Buyer. Buyer and Seller agree to cooperate to determine the amount of any Transaction Taxes payable in connection with the transfer of the Purchased Assets under this Agreement. Buyer and Seller agree to assist each other, to the extent reasonably necessary and appropriate, in the preparation and filing of any and all required Tax Returns related to Transaction Taxes.

(b) The Parties hereby agree to waive compliance with the provisions of any Laws with respect to bulk transfers, or acts of similar nature, as such Laws may be applicable to the Purchased Assets. Seller agrees to pay and discharge, promptly and diligently, when due, or to contest or litigate, all claims of creditors which could be asserted against Buyer or the Purchased Assets by reason of such noncompliance, and to indemnify and hold harmless Buyer in respect of such claims in accordance with the provisions of Article 9.

Section 4.03 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner mutually agreed to by the Parties and set forth on Exhibit 4.03 attached hereto (the “Allocation”). Buyer and Seller agree (i) to report the sale of the Purchased Assets for federal and state income Tax purposes in accordance with the Allocation set forth on Exhibit 4.03, (ii) not to take any position inconsistent with such allocations on any of their respective Tax Returns except as otherwise required by applicable Law and (iii) not to agree to any proposed adjustment to the Allocation by any Taxing authority without first giving the other party prior written notice; provided, however, that nothing contained herein shall prevent Buyer or Seller from settling any proposed deficiency or adjustment by any Taxing authority based upon or arising out of the Allocation, and neither Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any taxing authority challenging such Allocation.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 5. Closing

Section 5.01 Time and Place. The date on which the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on October 6, 2010 and is sometimes referred to herein as the “Closing Date.” The Closing shall be deemed to have become effective as of 12:01 A.M., California time on the Closing Date.

Section 5.02 Deliveries at Closing.

(a) Closing Deliveries by Seller.

At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(i) a copy of the Certificate of Incorporation of Seller certified as of a recent date by the Secretary of State of the State of Delaware;

(ii) a certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Delaware;

(iii) a certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (1) no amendments to the Certificate of Incorporation of Seller since a specified date; (2) the by-laws of Seller; (3) the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (4) incumbency and signatures of the officers of Seller executing this Agreement and any Transaction Documents;

(iv) an intellectual property assignment duly executed by Seller, substantially in the form of Exhibit B hereto, assigning to Buyer all right, title and interest of Seller in the Purchased Intellectual Property (the “Intellectual Property Assignment Agreement”);

(v) an assignment and assumption agreement duly executed by Seller, substantially in the form of Exhibit C hereto, pursuant to which Buyer agrees to assume, satisfy, perform, pay, discharge and otherwise be responsible for the Assumed Liabilities (the “Assignment and Assumption Agreement”);

(vi) a bill of sale duly executed by Seller, substantially in the form of Exhibit D hereto, transferring all rights of Seller in and to the Purchased Assets, including the Assumed Contracts, to Buyer (the “Bill of Sale”); and

(vii) a confirmation receipt reflecting the electronic delivery of the Purchased Assets, other than the Assumed Contracts, from Buyer or its designee.

(b) Closing Deliveries by Buyer.

At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(i) a certificate of the secretary or an assistant secretary of Roche Inc., dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to incumbency and signatures of the officers of Roche Inc. executing this Agreement and any Transaction Documents;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) an extract from the Commercial Register of the Canton of Basel-Stadt in respect of Roche Ltd;

(iii) the Intellectual Property Assignment Agreement duly executed by Buyer;

(iv) the Assignment and Assumption Agreement duly executed by Buyer;

(v) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller and Buyer, as may be reasonably necessary to effect Buyer’s assumption of the Assumed Liabilities in accordance with the terms of this Agreement and the Assignment and Assumption Agreement; and

(vi) a confirmation receipt reflecting the electronic delivery of the Purchased Assets, other than the Assumed Contracts and other Purchased Assets that are already in Buyer’s possession, from Seller or its designee.

Section 5.03 Electronic Method of Delivery; Payment for Copies of Tangible Media.

(a) The transfer, sale and assignment of the Purchased Assets shall be consummated by this Agreement and the operational documents contemplated herein and the delivery hereunder, other than the delivery of the Assumed Contracts and other Purchased Assets that are already in Buyer’s possession, shall be undertaken solely by electronic delivery thereof.

(b) Following the Closing for a period of two (2) years, upon the written request of Buyer, Seller will provide Buyer with convenience copies of any Books and Records with respect to the Purchased Assets upon payment to Seller of the reasonable cost of providing such materials as an administrative fee, not to exceed $10,000.

Article 6. Representations and Warranties of Seller

Seller represents and warrants to Buyer as of the date hereof, subject to such exceptions as are specifically disclosed in the disclosure schedule referencing the appropriate Sections hereof (unless the applicability and relevance of the disclosure to another representation or warranty is readily apparent on the face of such disclosure, in which case such disclosure shall also apply to such other representation or warranty) supplied by Seller to Buyer and dated as of the date hereof (the “Seller Disclosure Schedule”), as follows:

Section 6.01 Organization, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority (a) to conduct the Business in the manner in which it is currently being conducted by Seller, and (b) to own and use the Purchased Assets in the manner in which such assets are currently owned and used.

Section 6.02 Authority; Binding Nature. Seller has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the other Transaction Documents and to carry out the transactions and perform the obligations contemplated hereby. Each of this Agreement and the other Transaction Documents has been duly and validly authorized, executed and delivered by Seller and, when executed and delivered by the other Parties thereto, will constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 6.03 Non-Contravention; Consents.

(a) The execution, delivery and performance of this Agreement and each of the other Transaction Documents and the sale of the Purchased Assets to Buyer do not and will not contravene, conflict with or result in a violation of any (i) Laws applicable to the Purchased Assets, any Assumed Contract, the Business as conducted by Seller or the Licensed Intellectual Property; (ii) provision of an Assumed Contract; (iii) of the provisions of Seller’s organizational documents or any resolution adopted by Seller’s Board of Directors (or any committee thereof) or stockholders; or (iv) material agreement or other material instrument or arrangement to which Seller is subject, including any agreement affecting Seller’s ownership of or ability to assign the Purchased Intellectual Property, Seller’s ability to license, in accordance with the terms hereof, the Licensed Intellectual Property, or Seller’s ability to prosecute and/or enforce the Intellectual Property.

(b) Except as set forth on Section 6.03(b) of the Seller Disclosure Schedule, no consent, order, authorization, approval, declaration or filing, including with or from any Governmental or Regulatory Authority, is required on the part of Seller for or in connection with the execution, delivery or performance of this Agreement and each of the other Transaction Documents, and the purchase by Buyer of the Purchased Assets.

Section 6.04 Purchased Assets. Except as set forth on Section 6.04 of the Seller Disclosure Schedule, the Purchased Assets and the Licensed Intellectual Property collectively constitute all of the properties, rights, interests and other tangible and intangible assets owned by Seller and used by Seller to conduct the Business.

Section 6.05 Title to Purchased Assets. Except as set forth on Section 6.05 of the Seller Disclosure Schedule, Seller has good and marketable title to all of the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances, and Seller has not received any written notice of any adverse claim asserting ownership of the Purchased Assets. Upon delivery to Buyer at the Closing of the Bill of Sale, Intellectual Property Assignment Agreement, and the Assignment and Assumption Agreement, Seller will thereby transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

Section 6.06 Assumed Contracts.

(a) Section 6.06(a) of the Seller Disclosure Schedule sets forth a complete and correct list of the Assumed Contracts. Seller has made available to Buyer complete and correct copies of all Assumed Contracts. Except as set forth on Section 6.06(a) of the Seller Disclosure Schedule, the Assumed Contracts constitute all of the Contracts to which Seller or any of its Affiliates is a party or is otherwise bound that relate primarily to the Purchased Compound or the Business

(b) Except as set forth in Section 6.06(b) of the Seller Disclosure Schedule, each of the Assumed Contracts constitutes a valid and binding obligation of the parties thereto and is in full force and effect and may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its material obligations under each of the Assumed Contracts, and Seller is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Assumed Contracts by the other party thereto. To the Knowledge of Seller, no other party to any of the Assumed Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or by any such

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other party. Seller is not currently renegotiating any of the Assumed Contracts or paying liquidated damages in lieu of performance thereunder.

Section 6.07 Intellectual Property Rights.

(a) Section 6.07(a) of the Seller Disclosure Schedule contains a list and description (showing in each case the registered or other owner, applicant, expiration date and number, if any) of all Patents constituting part of the Intellectual Property. The schedule shall clearly indicate which Patents are included in the Licensed Intellectual Property versus those that are included in the Purchased Intellectual Property.

(b) Section 6.07(b) of the Seller Disclosure Schedule contains a list and description (showing in each case the parties thereto) of all material Contracts, written agreements, assignments and indemnities to which Seller is a party and which affect Seller’s ownership of or ability to assign the Purchased Intellectual Property, Seller’s ability to license, in accordance with the terms hereof, the Licensed Intellectual Property, or Seller’s ability to prosecute and/or enforce the Intellectual Property.

(c) Except as disclosed in Section 6.07(c) of the Seller Disclosure Schedule, Seller: (i) owns the entire right, title and interest in and to the Intellectual Property purported to be solely owned by Seller, including the Patents identified in Section 6.07(a) of the Seller Disclosure Schedule as being solely owned by Seller (the “Owned Intellectual Property”), free and clear of Encumbrances except for Permitted Encumbrances, subject to the perfecting and recordation of all assignments in the possession of Seller prior to Closing, and (ii) has the perpetual, world-wide, right to use the Intellectual Property purported to be licensed to Seller, and such right is exclusive in connection with the conduct of the Business. Except as set forth in Section 6.07(c) of the Seller Disclosure Schedule, Seller is listed in the records of the appropriate United States, state or non-U.S. registry as the sole current owner of record for each Patent required to be identified in Section 6.07(a) of the Seller Disclosure Schedule as being owned by Seller.

(d) Except as disclosed in Section 6.07(d) of the Seller Disclosure Schedule: (i) to the Knowledge of Seller, all registrations for Owned Intellectual Property are valid and in force, and all applications to register any unregistered Owned Intellectual Property are pending and in good standing, and to the Knowledge of Seller there is no pending challenge to any such application other than by a patent office; (ii) to the Knowledge of Seller, the Owned Intellectual Property is valid and enforceable; (iii) there are no pending or, to the Knowledge of Seller, threatened interference, re-examination, opposition or cancellation proceedings involving the Intellectual Property; (iv) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of the Owned Intellectual Property; and (v) Seller is not in breach of any agreement affecting Seller’s ownership of or ability to assign the Purchased Intellectual Property, Seller’s ability to license, in accordance with the terms hereof, the Licensed Intellectual Property, or Seller’s ability to prosecute and/or enforce the Intellectual Property.

(e) Except as disclosed in Section 6.07(e) of the Seller Disclosure Schedule: (i) to the Knowledge of Seller, no infringement, misappropriation or other unauthorized use of any Intellectual Property has occurred; (ii) to the Knowledge of Seller, no claim of invalidity other than by a patent office, opposition, or nullity of any Intellectual Property has been made; (iii) no judicial proceedings are pending or, to the Knowledge of Seller, threatened which challenge the validity, ownership or use of any Intellectual Property; and (iv) Seller has not received notice of any claim that the operations of the Business infringe, misappropriate or otherwise use without authorization any intellectual property right of any other Person and, to the Knowledge of Seller, there is no basis for any such claim.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f) Except as disclosed in Section 6.07(f) of the Seller Disclosure Schedule, no Owned Intellectual Property has been developed or otherwise obtained using any funding or other resources provided by any Governmental or Regulatory Authority or institution of higher education.

(g) Each inventor named in the Patents listed in Section 6.07(a) of the Seller Disclosure Schedule that were filed or are owned by Seller, alone or together with any joint owners, has executed an agreement actually assigning his or her entire right, title and interest in and to such Patent, and the inventions embodied and claimed therein, to Seller (or to the Person who has entered into a written agreement to license any Patent constituting part of the Licensed Intellectual Property), alone or together with any joint owners as reflected in Section 6.07(a) of the Seller Disclosure Schedule, except as indicated in Section 6.07(c) of the Seller Disclosure Schedule. To the Knowledge of Seller, no such inventor has any contractual or other obligation that would preclude or render void or voidable any such assignment or otherwise conflict with the obligations of such inventor to Seller or the appropriate owners under such agreement with Seller or such appropriate owners, as the case may be.

(h) Except as disclosed in Section 6.07(h) of the Seller Disclosure Schedule, no Intellectual Property is subject to any transfer, assignment, site, equipment or other operational limitations, whether pursuant to written agreement or any order, judgment, writ, injunction or decree of any court or other Governmental or Regulatory Authority.

(i) Except as disclosed in Section 6.07(i) of the Seller Disclosure Schedule, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any written or copyrightable material that may contain or embody Intellectual Property on behalf of Seller (i) is a party to a written “work-for-hire” agreement under which Seller is deemed to be the original owner/author of all rights, title and interest therein or (ii) has executed an assignment or an agreement to assign in favor of Seller of all right, title and interest in such written or copyrightable material and all intellectual property rights therein.

(j) Except as disclosed in Section 6.07(j) of the Seller Disclosure Schedule, Seller has entered into agreements with employees, agents and other third Persons sufficient to maintain the confidentiality of the confidential Know-how of Seller that is included in the Intellectual Property. There is no breach or violation by Seller under, and, to the Knowledge of Seller, no breach or violation by any other party to, any such agreement. Seller has taken adequate steps to prevent the unauthorized disclosure or use of all confidential Know-how that is included in the Intellectual Property, and to the Knowledge of Seller, all disclosure of such Know-how has been made solely pursuant to written confidentiality agreements governing the use and disclosure thereof, except to the extent Seller was or is required to disclose such Know-how in connection with making filings with any Governmental or Regulatory Authority related to the transactions contemplated hereby.

Section 6.08 No Violation or Litigation. Except as set forth in Section 6.08 of the Seller Disclosure Schedule:

(a) neither Seller, with respect to the Business, nor the Purchased Assets are subject to any Order;

(b) the use by Seller of the Purchased Assets has complied with all material applicable Laws and Orders;

(c) Seller has complied with all material Laws and Orders which are applicable to the conduct of Seller with respect to the Purchased Assets or the Business;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against or affecting Seller in respect of the conduct of Seller with respect to the Purchased Assets or the Business nor, to the Knowledge of Seller, is there any basis for any of the same, and there are no Actions or Proceedings pending in which Seller is the plaintiff or claimant and which relate to the conduct of Seller with respect to the Purchased Assets or the Business; and

(e) there is no Action or Proceeding pending or, to the Knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

Section 6.09 Governmental Permits; Regulatory Matters.

(a) Seller does not own, hold or possess any licenses, franchises, permits, privileges, immunities, approvals and other authorizations from Governmental or Regulatory Authorities which are necessary to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business as currently conducted (collectively, the “Governmental Permits”).

(b) Seller has been and is, in respect of the Business conducted by Seller, in compliance with 21 U.S.C. Section 355, 42 U.S.C. Section 262 and applicable FDA implementing regulations, including 21 C.F.R. Parts 312, 314, 600 and 601, and similar Laws and all terms and conditions of the applicable new drug application, biologic license application, and investigational new drug exemption submission under 21 U.S.C. Section 355(i). Seller has been and is, in respect of the Business conducted by Seller, in compliance with the clinical trial reporting and disclosure requirements of 42 U.S.C. Section 282(j) or any similar Law. Seller has not received any notice or other communication from the FDA or any other Governmental or Regulatory Authority alleging any violation of any Law applicable to any activity relating to the Business that is subject to the jurisdiction of FDA or subject to the Federal Food, Drug, and Cosmetic Act. Seller has not, in respect of the Business, received any notices from or issued by the FDA, the United States Drug Enforcement Administration or any similar Governmental or Regulatory Authority that indicate or suggest lack of compliance with the FDA or United States Drug Enforcement Administration regulatory requirements or other Law.

(c) None of Seller nor any of its officers, employees or agents has, in respect of the Business, made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental or Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental or Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental or Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. None of Seller nor any of its officers, employees or agents has been convicted of any crime or engaged in any conduct with respect to the Business for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Law or authorized by 21 U.S.C. Section 335a(b) or any similar Law.

(d) All pre-clinical and clinical investigations conducted by Seller with respect to the Business were conducted in compliance with all applicable recommendations, policy, and guidance issued by the FDA, 21 C.F.R. Parts 50, 54, 56, 58 and 312 and all other applicable Laws, including those with respect to good laboratory practices, investigational new drug requirements, good clinical practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws restricting the use and disclosure of protected health information, including but not limited to Health Information Technology for Economic and Clinical Health (“HITECH”), the Health Insurance Portability and Accountability Act (“HIPAA”), and regulations related to HITECH or HIPAA. Seller has not received any notice that the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FDA or any state or federal government authority or institutional review board has initiated, or threatened to initiate, any clinical hold or other action to suspend any clinical trial or suspend or terminate any Investigational New Drug Application in respect of the Business, or to otherwise restrict the preclinical research or clinical study involving the Business.

Section 6.10 [*].

Section 6.11 Brokers. Except for Goldman, Sachs & Co., whose fees, commission and expenses are the sole responsibility of Seller, Seller has not retained any broker in connection with the transactions contemplated hereunder.

Section 6.12 No Other Representations. SELLER MAKES NO REPRESENTATION OR WARRANTY OTHER THAN AS SET FORTH IN THIS AGREEMENT AS TO THE PURCHASED COMPOUND, THE PURCHASED ASSETS, THE LICENSED INTELLECTUAL PROPERTY OR THE BUSINESS, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

Article 7. Representations and Warranties of Buyer

Buyer represents and warrants to Seller as of the date hereof as follows:

Section 7.01 Organization, Etc.

(a) Roche Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority (a) to conduct its business in the manner in which it is currently being conducted, and (b) to own and use its assets in the manner in which its assets are currently owned and used.

(b) Roche Ltd is a corporation duly organized or registered and validly existing under the laws of Switzerland, and has all requisite corporate power and authority (a) to conduct its business in the manner in which it is currently being conducted, and (b) to own and use its assets in the manner in which its assets are currently owned and used.

Section 7.02 Authority; Binding Nature of Agreement. Buyer has all necessary power and authority and has taken all actions necessary to enter into this Agreement and the other agreements to be executed pursuant hereto and to carry out the transactions and perform the obligations contemplated hereby. Each of this Agreement and the other Transaction Documents has been duly and validly authorized, executed and delivered by Buyer and, when executed and delivered by the applicable Buyer, will constitute a legal, valid and binding obligation of Buyer enforceable against it in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 7.03 Non-Contravention; Consents.

(a) The execution, delivery and performance of this Agreement and each of the other Transaction Documents and the purchase of the Purchased Assets by Buyer do not and will not contravene, conflict with or result in a violation of any (a) Laws to which Buyer or any of the assets owned or used by Buyer is subject, (b) any of the provisions of Buyer’s organizational documents or any

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

resolution adopted by Buyer’s Board of Directors (or any committee thereof) or stockholders or (c) any material agreement or other instrument or arrangement to which Buyer is subject.

(b) No consent, order, authorization, approval, declaration or filing, including with or to any Governmental or Regulatory Authority, is required on the part of Buyer for or in connection with the execution, delivery or performance of this Agreement and each of the other Transaction Documents, and the purchase by Buyer of the Purchased Assets.

Section 7.04 Litigation. There is no Action or Proceeding pending or, to the Knowledge of Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

Section 7.05 Brokers. Buyer has not retained any broker in connection with the transactions contemplated hereunder.

Section 7.06 Sufficient Funds. Buyer has funds sufficient to pay the Purchase Price on the date that such payment is due under this Agreement.

Section 7.07 Intellectual Property Rights. To the Knowledge of Buyer, there are no pending written claims (excluding actions by the U.S. Patent Office or foreign counterpart offices) or litigation, or outstanding judgments, relating to the Roche Patent Rights and Roche Know-how.

Article 8. Covenants of the Parties

Section 8.01 Required Approvals and Consents. Seller shall use its reasonable best efforts to obtain the Seller Governmental Consents and the Seller Third Party Consents from any Person required to be obtained; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that Seller shall not make any agreement or understanding affecting the Purchased Assets or the Business as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer. Buyer shall use its reasonable best efforts to obtain the Buyer Governmental Consents and Buyer Third Party Consents and Seller shall act diligently and reasonably to cooperate with Buyer in attempting to obtain the Buyer Governmental Consents and the Buyer Third Party Consents; provided that neither Seller nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals.

Section 8.02 Public Announcements. Neither Seller, Buyer nor any of their respective Affiliates shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld, except as may be required by applicable Law upon the advice of counsel and only if the disclosing Party provides the non-disclosing Party with an opportunity to first review the release or other public announcement. Following the Closing, Buyer shall be entitled to make such public announcements as it deems appropriate with respect to the Purchased Compound; provided, that for a period of six (6) months following the Closing Date, Seller’s prior written consent, which consent shall not be unreasonably withheld, shall be required for any statements concerning Seller contained in any such public announcement (i) unless such statement is based upon information that is already public information as of the date of any such announcement or (ii) except as may be required by applicable Law upon the advice of counsel and only if Buyer provides Seller with an opportunity to first review the release or other public announcement.

Section 8.03 Adverse Experience Reports. After the Closing, Seller shall promptly submit to Buyer all adverse drug experience information brought to the attention of Seller in respect of the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Purchased Compound, as well as any material events and matters concerning or affecting the safety or efficacy of the Purchased Compound, each as they relate to activities of Seller prior to the Closing. After the Closing, Buyer shall have all responsibility for required reporting of adverse experiences for the Purchased Compound, but such reporting shall not limit Seller’s obligation for any actions necessary with respect to Purchased Compound distributed prior to the Closing based upon the facts and circumstances contained in such adverse drug experience information and in accordance with Law.

Section 8.04 Access. Following the Closing and for a period of not less than six (6) years, Seller will maintain and grant Buyer and its legal, accounting and other advisors access, upon reasonable notice and during normal business hours, to any corporate records, books of account, Tax records, contracts and other documents of Seller that are related to the Business as are reasonably required for Buyer to complete any required Tax filings with any Governmental or Regulatory Authority. Following the Closing and for a period of not less than two (2) years, Seller will maintain and grant Buyer and its legal, accounting and other advisors access, upon reasonable notice and during normal business hours, to all files, documents, instruments, papers, books and records owned by Seller or any of its Affiliates relating to the Business or the Purchased Compound but not included as part of the Purchased Assets. If Seller shall desire to dispose of any of such items described above prior to the expiration of the applicable time period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer’s expense, to segregate and remove such items described above as Buyer may select.

Section 8.05 Further Assurances.

(a) Following the Closing, Seller and Buyer each agree to execute and deliver such other operative documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

(b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets (in intangible form) and (ii) to institute and prosecute all proceedings that Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings arising after the Closing in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

(c) Following the Closing, Seller shall promptly record all assignments in the possession of Seller with respect to the Owned Intellectual Property with the applicable Governmental or Regulatory Authority.

Section 8.06 [*].

Section 8.07 Post-Closing Agreements. From the Closing Date until [*] thereafter, the Parties shall use their commercially reasonable efforts, and reasonably and diligently cooperate with each other, to enter into (i) an agreement [*] pursuant to which (A) [*], and (B) [*] and (ii) an agreement [*] pursuant to which (A) [*], and (B) [*]; provided, in each case, that no Party shall have any obligation to offer or pay any consideration in order to obtain the [*] or the [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 9. Indemnification

Section 9.01 Survival of Representations, Warranties, Etc. The representations and warranties made by either Party in this Agreement shall survive the Closing and shall expire [*] after the Closing Date and any Liability of either Party with respect to such representations and warranties (other than Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in (a) Sections 6.02 [Authority; Binding Nature], 6.05 [Title to Purchased Assets], 6.11 [Brokers], 7.02 [Authority; Binding Nature] or 7.05 [Brokers], which shall expire [*] after the Closing Date, or (b) attributable to fraud or intentional misconduct, as to which no expiration date shall apply, or (c) Section 6.10 [[*]], which shall expire on [*]) shall thereupon cease; provided, however, that if, at any time prior to such expiration date, notice of any claim for indemnification pursuant to Section 9.02(a)(i) or Section 9.02(b)(i), as the case may be, shall have been given prior to the applicable expiration date and such notice describes the circumstances with respect to which such indemnification claim relates, such indemnification claim shall survive until such time as such claim is finally resolved.

Section 9.02 Indemnification.

(a) By Seller. Subject to Sections 9.03 and 9.04, from and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Buyer, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Buyer Indemnified Parties”) from and against any and all costs, losses, Liabilities, damages, lawsuits, deficiencies, claims and expenses (including interest, penalties and reasonable fees and disbursements of attorneys and other professionals paid in connection with the investigation, defense or settlement of any of the foregoing) (collectively, the “Damages”) to the extent arising or resulting from:

(i) any inaccuracy or breach of any representation or warranty of Seller contained herein or in any of the Transaction Documents or in any certificate delivered by or on behalf of Seller pursuant hereto;

(ii) any breach of any covenant or other agreement of Seller herein or in any of the Transaction Documents;

(iii) any failure by Seller to obtain any Seller Governmental Consent or Seller Third Party Consent that are required to be obtained to permit the consummation of the transactions contemplated by this Agreement, or that are otherwise necessary to prevent an Adverse Effect;

(iv) any duties or obligations under the [*];

(v) the failure of Seller or any of its Affiliates to pay, perform or discharge any Excluded Liabilities;

(vi) the failure of Seller to comply with any Laws with respect to bulk transfers, or acts of similar nature, except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities;

(vii) any Third Party Claim by a Third Party relating to the conduct of the Business by Seller or any of its Affiliates [*], except to the extent such Third Party Claim arises out of the negligence, recklessness, bad faith, or intentional wrongful acts or omissions of Buyer or its Affiliates under the Collaboration Agreement; or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(viii) any Third Party Claim by a Third Party arising out of the negligence, recklessness, bad faith, or intentional wrongful acts or omissions of Seller or any of its Affiliates in connection with the conduct of the Business by Seller or any of its Affiliates [*].

(b) By Buyer. Subject to Sections 9.03 and 9.04, from and after the Closing, Buyer shall indemnify, reimburse, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against any and all Damages to the extent arising or resulting from:

(i) any inaccuracy or breach of any representation or warranty of Buyer contained herein or in any of the Transaction Documents or in any certificate delivered by or on behalf of Buyer pursuant hereto;

(ii) any breach of any covenant or other agreement of Buyer herein (other than a breach of the covenants set forth in Sections 2.07 [[*]] or 2.08 [[*]], which shall be subject to the special indemnification provisions set forth in Section 9.05) or in any of the Transaction Documents;

(iii) the failure of Buyer or any of its Affiliates to pay, perform or discharge any Assumed Liabilities;

(iv) any Third Party Claim by a Third Party relating to the conduct of the Program by Buyer or any of its Affiliates since [*], except to the extent such Third Party Claim arises out of (1) any inaccuracy or breach of any representation or warranty of Seller contained herein or in any of the Transaction Documents or in any certificate delivered by or on behalf of Seller pursuant hereto, or (2) the negligence, recklessness, bad faith, or intentional wrongful acts or omissions of Seller or its Affiliates; or

(v) any Third Party Claim by a Third Party arising out of the negligence, recklessness, bad faith, or intentional wrongful acts or omissions of Buyer or any of its Affiliates in connection with the conduct of the Program by Buyer or any of its Affiliates during the period commencing on [*] and ending on [*].

(c) Procedures. The indemnified party (the “Indemnified Party”) shall give the indemnifying party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) (but in no event more than thirty (30) days after discovery) of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 9.02(a) or Section 9.02(b); provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure. Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party (but in no event more than thirty (30) days after discovery) copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by such Party to this Agreement.

(d) Third Party Claims. Subject to Section 9.02(d)(iii), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Party Claim against such Indemnified Party as to which indemnification will be sought by the Indemnified Party from the Indemnifying Party hereunder, and in any such case the Indemnifying Party

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that:

(i) the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which the Indemnified Party has so elected to conduct and control the defense thereof; and

(ii) the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such Third Party Claim, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such Third Party Claim shall be adversely determined, the Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party.

Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such Third Party Claim without such consent, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

(iii) If any Third Party Claim against the Indemnified Party (A) is solely for money damages and, where Seller is the Indemnifying Party, will have no continuing effect in any material respect on the Business or the Purchased Assets, or (B) relates solely to the Licensed Intellectual Property, then in each case Seller shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Party Claim against such Indemnified Party as to which indemnification will be sought by the Indemnified Party from Seller if Seller has acknowledged and agreed in writing that, if the same is adversely determined, Seller has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Seller in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which Seller has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any Third Party Claim described in Section 9.02(d)(iii)(A) where Seller is the Indemnifying Party, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

(e) Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 9.03 Limitations. Notwithstanding anything to the contrary contained in this Agreement, each of the following limitations shall apply:

(a) Seller will not be required to indemnify Buyer under Section 9.02(a)(i) (other than Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in Sections 6.02 [Authority; Binding Nature], 6.05 [Title to Purchased Assets], 6.10 [[*]] or 6.11 [Brokers], or attributable to fraud or intentional misconduct, as to which this Section 9.03(a) shall not apply), except

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to the extent that the cumulative amount of the Damages under Section 9.02(a)(i) incurred by the Buyer Indemnified Parties exceeds One Million U.S. Dollars (U.S. $1,000,000) (the “Basket Amount”) at which point Seller will be required to pay, and will have Liability for, the cumulative amount of the Damages under Section 9.02(a)(i) incurred by the Buyer Indemnified Parties.

(b) Buyer will not be required to indemnify Seller under Section 9.02(b)(i) (other than Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in Sections 7.02 [Authority; Binding Nature] or 7.05 [Brokers], or attributable to fraud or intentional misconduct, as to which this Section 9.03(b) shall not apply) except to the extent that the cumulative amount of the Damages under Section 9.02(b)(i) incurred by the Seller Indemnified Parties exceeds the Basket Amount at which point Buyer will be required to pay, and will have Liability for, the cumulative amount of the Damages under Section 9.02(b)(i) incurred by the Seller Indemnified Parties.

(c) In no event shall the aggregate out-of-pocket Liability of Seller for any Damages pursuant to Sections 9.02(a)(i), 9.02(a)(vii) and 9.02(a)(viii) exceed Twenty Million U.S. Dollars (U.S. $20,000,000) (the “Cap”); provided, that Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in Sections 6.02 [Authority; Binding Nature], 6.05 [Title to Purchased Assets], 6.10 [[*]], or 6.11 [Brokers] shall not exceed the Purchase Price; provided, further, that the limitations set forth in this Section 9.03(c) shall not apply to Damages attributable to fraud or, in the case of Section 9.02(a)(i), intentional misconduct.

(d) In no event shall the aggregate out-of-pocket Liability of Buyer for any Damages pursuant to Sections 9.02(b)(i), 9.02(b)(iv) and 9.02(b)(v) (other than Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in or attributable to fraud or intentional misconduct, as to which this Section 9.03(d) shall not apply) exceed the Cap; provided, that Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in Sections 7.02 [Authority; Binding Nature] or 7.05 [Brokers] shall not exceed the Purchase Price; provided, further, that the limitations set forth in this Section 9.03(d) shall not apply to Damages attributable to fraud or, in the case of Section 9.02(b)(i), intentional misconduct.

(e) In no event shall Seller or Buyer have any Liability under Section 9.02(a)(i) or 9.02(b)(i), as the case may be, with respect to claims that are not properly asserted in writing prior to the date that is [*] after the Closing Date (other than claims for Damages incurred as a result of any inaccuracy or breach of any representation or warranty contained in (i) Sections 6.02 [Authority; Binding Nature], 6.05 [Title to Purchased Assets], 6.11 [Brokers], 7.02 [Authority; Binding Nature] or 7.05 [Brokers], which shall expire [*] after the Closing Date, (ii) attributable to fraud or intentional misconduct, as to which no expiration date shall apply, or (iii) Section 6.10 [[*]], which shall expire on [*]). In no event shall Seller have any Liability under Sections 9.02(a)(vii) or 9.02(a)(viii), or shall Buyer have any Liability under Sections 9.02(b)(iv) or 9.02(b)(v), as the case may be, with respect to claims that are not properly asserted in writing prior to the date that is [*] after the Closing Date.

(f) The amount of any Damages under Section 9.02 shall be reduced by the amount of any insurance proceeds actually received by the Indemnified Party relating to such claim. For the avoidance of doubt, nothing in this Agreement shall impose a duty on Buyer or Seller to maintain any insurance policies.

(g) Seller shall not be required to indemnify Buyer under Section 9.02(a)(i) with respect to Damages incurred by any Buyer Indemnified Party to the extent that such Damages arise from actions taken prior to the Closing Date by Buyer, or by Seller jointly with or at the direction of Buyer, in each case pursuant to the terms of the Collaboration Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h) After the Closing, this Agreement may not be terminated, and except (1) for remedies that cannot be waived as a matter of law and equitable, injunctive and provisional relief (including specific performance), and (2) in the case of fraud or willful misconduct:

(i) the right of the Buyer Indemnified Parties to indemnification under this Article 9 shall be the exclusive remedy of the Buyer Indemnified Parties with respect to claims arising or resulting from the items set forth in Section 9.02(a); and

(ii) the right of the Seller Indemnified Parties to indemnification under this Article 9 shall be the exclusive remedy of the Seller Indemnified Parties with respect to claims arising or resulting from the items set forth in Section 9.02(b).

Section 9.04 Punitive Damages. No party to this Agreement shall be liable for any punitive or exemplary damages arising therefrom, whether based upon a claim arising out of or relating to this Agreement or action of contract, warranty, negligence, strict liability or other tort, except for any such damages asserted in any Third Party Claim.

Section 9.05 Special Indemnification.

(a) Indemnification by Buyer for [*] and [*]. From and after the Closing, Buyer shall indemnify, reimburse, defend and hold harmless Seller Indemnified Parties from and against any and all Damages to the extent arising or resulting from the failure of Buyer to perform any [*] or [*]. The obligations of Buyer to indemnify the Seller Indemnified Parties under this Section 9.05 shall automatically terminate (except with respect to any Special Claim that is asserted in writing under this Section 9.05 prior to the effective date of (i) the [*] with respect to a Special Claim arising out of a [*], or (ii) the effective date of the [*] with in respect to a Special Claim arising out of an [*], which claims shall, in each case, survive), upon the effectiveness of the [*] in respect of any [*] and upon the effectiveness of the [*] in respect to any [*]. For purposes of clarity, Buyer’s obligations to indemnify Seller Indemnified Parties pursuant to this Section 9.05(a) shall not be subject to any of the limitations set forth in this Article 9 with respect to the Cap, the Basket Amount or any survival periods.

(b) Special Indemnification Procedures. Promptly after receipt by a Seller Indemnified Party of any claim arising or resulting from the failure of Buyer to perform a [*] or [*] or the commencement of any Action or Proceeding with respect thereto (“Special Claim”), Seller shall notify Buyer in writing of any such claim (including a copy of any related complaint, summons, notice or other instrument). Subject to Section 9.05(b)(iii), Seller shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Party Claim against any Seller Indemnified Party as to which indemnification will be sought by the Seller Indemnified Party from Buyer under this Section 9.05, and in any such case Buyer shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Seller Indemnified Party in connection therewith; provided, that:

(i) Buyer may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which the Seller Indemnified Party has so elected to conduct and control the defense thereof; and

(ii) the Seller Indemnified Party shall not, without the written consent of Buyer (which written consent shall not be unreasonably withheld), pay, compromise or settle any such Third Party Claim, except that no such consent shall be required if, following a written request from the Seller Indemnified Party, Buyer shall fail, within fourteen (14) days after the making of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such request, to acknowledge and agree in writing that, if such Third Party Claim shall be adversely determined, Buyer has an obligation to provide indemnification hereunder to such Seller Indemnified Party.

Notwithstanding the foregoing, the Seller Indemnified Party shall have the right to pay, settle or compromise any such Third Party Claim without such consent, provided, that in such event the Seller Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

(iii) If any Third Party Claim against the Seller Indemnified Party is solely for money damages and will have no continuing effect in any material respect on Seller under the [*] or the [*], as applicable, Buyer shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Third Party Claim against such Seller Indemnified Party as to which indemnification will be sought by the Seller Indemnified Party from Buyer under this Section 9.05 if Buyer has acknowledged and agreed in writing that, if the same is adversely determined, Buyer has an obligation to provide indemnification to the Seller Indemnified Party in respect thereof, and in any such case the Seller Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Buyer in connection therewith; provided, that the Seller Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such Third Party Claim as to which Buyer has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Seller Indemnified Party shall have the right to pay, settle or compromise any Third Party Claim described in Section 9.02(b)(iii), provided, that in such event the Seller Indemnified Party shall waive any right to indemnity therefor hereunder unless the Seller Indemnified Party shall have sought the consent of Buyer to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

Article 10. Miscellaneous

Section 10.01 Confidentiality.

(a) Nondisclosure Obligation. All Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any third Person, except to an Affiliate, or used for any purpose except as set forth in this Agreement without the prior written consent of the disclosing Party, except to the extent that such Confidential Information:

(i) is known by the receiving Party or its Affiliates at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s or its Affiliates’ records;

(ii) is properly in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party or its Affiliates;

(iii) is subsequently disclosed to the receiving Party or its Affiliates by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv) is developed by the receiving Party or its Affiliates independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s or its Affiliates’ records.

(b) Permitted Disclosure of Information. Notwithstanding anything to the contrary contained in this Section 10.01, a Party receiving Confidential Information of the other Party may disclose such information to the extent that such Confidential Information:

(i) is disclosed in prosecuting or defending litigation pursuant to a protective Order;

(ii) is deemed necessary by Buyer to be disclosed to Affiliates, agents, consultants, and/or other third Persons to the extent reasonably necessary for the research, development, manufacturing and/or commercialization of the Purchased Compound (or for such entities to determine their interest in performing such activities) on the condition that such disclosures may only be to the extent reasonably necessary for such activities and any Affiliates, agents, consultants and/or third Persons agree to be bound by confidentiality and non-use obligations that substantially are no less stringent than those confidentiality and non-use provisions contained in this Agreement; or

(iii) is required to be disclosed by Law or court Order; provided that notice is promptly delivered to the other Party in order to provide an opportunity to challenge or limit the disclosure obligation; and provided further the Party required to disclose cooperates with the other Party in limiting disclosure to the extent so required. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10.01, and the Party disclosing Confidential Information pursuant to Law or court Order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

(iv) Any combination of features or disclosures as set forth in Sections 10.01(a) and 10.01(b) shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

(c) Disclosures Required by Applicable Law. Nothing in this Agreement shall impair any Party’s compliance with any requirements of: (i) Governmental or Regulatory Authority to the extent required or desirable to secure approval for Buyer’s development, manufacture or sale of the Purchased Compound; (ii) the U.S. Securities and Exchange Commission or the national securities exchange or other stock market on which such Party’s securities are traded; (iii) or any other applicable Law. In connection with any filing by either Party of a copy of this Agreement with the U.S. Securities and Exchange Commission (or the national securities exchange or other stock market on which such Party’s securities are traded), the filing Party shall endeavor to obtain confidential treatment of economic and trade secret information. Reasonably in advance of any filing under this Section 10.01(c) (whether or not this Agreement is included in the filing), the filing Party shall provide to the other Party a copy of the proposed filing and the Parties shall work cooperatively in good faith, taking into consideration the other Party’s suggestions, regarding the information for which the filing Party will seek to obtain confidential treatment. However, in the event of any disagreements that cannot be amicably resolved, the Party which is making the filing shall, together with input from their own legal counsel, have the ultimate authority to make the filing in the fashion in which it feels the filing must be made.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Confidential Information. As used in this Section 10.01, the term “Confidential Information” shall mean all non-public or proprietary information, whether in oral, graphic, electronic or any other form or medium including, but not limited to, any: use process, method, raw materials, compound, formulations, clinical data, test results, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers’ identities, characteristics and agreements, financial information and projections, employee files, technical reports, specifications, drawings, diagrams, research project, work in process, future development, scientific, engineering, manufacturing, processing information, technique, marketing plan, business plan, financial plan, personnel matters relating to the disclosing party, its present or future products, research, process and technology development programs, sales programs, marketing techniques, suppliers, pricing, customers, employees and investors. From and after the Closing, any Confidential Information exclusively concerning the Purchased Assets and the Assumed Liabilities shall thereafter be considered the Confidential Information of Buyer.

(e) Retention. Buyer acknowledges and agrees that Seller (and its Affiliates) may retain in its legal files a single archival copy of all or part of the documentation, including the Program Data, that it delivers to Buyer as part of the Purchased Assets.

Section 10.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or by nationally recognized overnight courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

If to Buyer to:	Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, NJ 07110
	Attention:	General Counsel
	Facsimile:	(973) 235-3500

and

F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel
Switzerland
	Attention:	Group Legal Department
	Facsimile:	+41 61 688 1396

With a copy to:	Sidley Austin LLP
555 California Street
San Francisco, California 94104
	Attention:	Sharon R. Flanagan
	Facsimile:	(415) 772-7400

If to Seller to:	InterMune, Inc.
3280 Bayshore Blvd.
Brisbane, CA 94005
	Attention:	Office of General Counsel
	Facsimile:	(415) 508-0006

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to:	Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
	Attention:	Faye H. Russell, Esq.
	Facsimile:	(858) 523-5450

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.02, be deemed given upon receipt, (b) if delivered by facsimile to the facsimile number as provided in this Section 10.02, be deemed given upon receipt by the sender of the answer back confirmation and (c) if delivered by overnight courier to the address as provided in this Section 10.02, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.02). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto in accordance with the terms of this Section 10.02.

Section 10.03 Entire Agreement. This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof and contains the sole and entire agreement among the Parties hereto with respect to the subject matter hereof.

Section 10.04 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 10.05 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

Section 10.06 Third Party Beneficiaries. Except as provided in Article 9, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

Section 10.07 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto (other than to an Affiliate of the Party, provided that such assignment to an Affiliate shall not adversely affect Seller with respect to its Tax liability or otherwise) without the prior written consent of the other Party hereto (which consent shall not be unreasonably withheld) and any attempt to do so will be void; provided however, that after the Closing, such prior written consent will not be required with respect to an assignment by either Party (a) to an Affiliate of such Party so long as such Party remains bound by the terms hereof, or (b) in connection with a merger, sale or transfer involving all or substantially all of the assets of such Party. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 10.08 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein.

Section 10.10 Governing Law; Arbitration.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws that would require the application of any other law).

(b) With respect to any dispute, controversy or claim arising from or related to this Agreement or the breach thereof that is not an Excluded Claim (“Dispute”), such Dispute shall first be referred to an executive officer from each Party for attempted resolution by good faith negotiations. Any such Dispute shall be submitted to such senior executives no later than thirty (30) days following such request by either Party. Such executives shall attempt in good faith to resolve any such Dispute within thirty (30) days after submission of the Dispute. In the event the executives are unable to resolve the Dispute, the Parties shall otherwise negotiate in good faith and use reasonable efforts to settle. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such Dispute that is not an Excluded Claim shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(c) The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business: within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

(d) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(e) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Delaware statute of limitations.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 10.11 Expenses. Except as otherwise provided in this Agreement, each Party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

Section 10.12 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or pdf file contained in an e-mail, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 10.13 Schedules, Exhibits and Other Agreements. The Exhibits, Schedules, other agreements, certificates and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement. Any disclosure that is made in any of the Schedules or certificates delivered pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation hereunder where it is reasonably apparent that such disclosure is responsive to such other applicable disclosure obligation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first written above.

INTERMUNE, INC.

By:	/s/ Daniel G. Welch
	Name:	Daniel G. Welch
	Title:	Chairman, CEO & President

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Stefan Arnold
	Name:	Stefan Arnold
	Title:	Head Legal Pharma

By:	/s/ Nigel Sheail
	Name:	Nigel Sheail
	Title:	Head of Group M&A Finance Business Development

HOFFMANN-LA ROCHE INC.

By:	/s/ Ivor Macleod
	Name:	Ivor Macleod
	Title:	Vice President

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

DEFINITIONS

“Action or Proceeding” means any claim, action, suit, proceeding, arbitration, inquiry, charge, demand, Order, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

“Adverse Effect” means an effect or condition that individually or in the aggregate is materially adverse to the assets, business, operations, liabilities, results of operations, or condition (financial or otherwise) of the Business.

“Affiliate” means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it owns or controls, directly or indirectly, (i) in the case of corporate entities at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities in the subject entity entitled to vote in the election of directors and, (ii) in the case of an entity that is not a corporation, at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity or entitled to elect the corresponding management authority, or such other relationship as, in fact, constitutes actual control. Anything to the contrary in this paragraph notwithstanding, Chugai Pharmaceutical Co., Ltd., a Japanese corporation (“Chugai”) shall not be deemed an Affiliate of Buyer unless Buyer provides written notice to Seller of its desire to include Chugai as an Affiliate of Buyer prior to the Closing Date. Notwithstanding such written notice, if Chugai does not agree to be bound by the terms and conditions of this Agreement, then Chugai shall have none of the rights and obligations of an Affiliate of Buyer under this Agreement. Notwithstanding the preceding provisions, once an entity ceases to be an Affiliate, then such entity shall, without any further action, cease to have any rights, including license and sublicense rights, under this Agreement that it has by reason of being an Affiliate.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 4.03.

“[*]” has the meaning set forth in Section 8.07.

“[*].

“[*].

“Assets and Properties” of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, regulatory approvals, equipment, inventory, goods and intellectual property.

“Assignment and Assumption Agreement” has the meaning set forth in Section 5.02(a).

“Assumed Contract” means the Contracts included in the Purchased Assets which, for the avoidance of doubt, do not include the [*] or the [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Assumed Liabilities” means:

(i) any and all Liabilities and obligations of Seller under each of the Assumed Contracts, to be paid or performed after the Closing, except to the extent such Liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Closing or to the extent the same arise out of any breach or default by Seller or any of its Affiliates under the Assumed Contracts on or prior to the Closing; and

(ii) any and all Liabilities and obligations arising out of or resulting from product liability claims caused by the Purchased Compound administered, provided or sold by Buyer after the Closing.

“Basket Amount” has the meaning set forth in Section 9.03(a).

“Bill of Sale” has the meaning set forth in Section 5.02(a).

“Books and Records” means all files, documents, instruments, papers, books and records owned by Seller or any of its Affiliates relating exclusively to the Business or the Purchased Compound.

“Business” means the activities of research, development and manufacturing conducted by or on behalf of Seller related to the Purchased Compound in the Territory, including pursuant to the Program.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer’s Disclosure Schedule” means the list of Roche Patent Rights that were developed under the Collaboration Agreement and were funded, in part, by Seller.

“Buyer Governmental Consents” means all consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority that are required by, or with respect to, Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents to be executed pursuant hereto by Buyer, the consummation by Buyer or any of its Affiliates of the transactions contemplated hereby and thereby and the performance of their respective obligations hereunder and thereunder.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.02(a).

“Buyer Third Party Consents” means all consents, waivers, approvals, authorizations of, or notices to, any third Person (other than a Governmental or Regulatory Authority) that are required by, or with respect to, Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement by Buyer, the consummation by Buyer or any of its Affiliates of the transactions contemplated hereby and the performance of their respective obligations hereunder.

“Cap” has the meaning set forth in Section 9.03(c).

“[*]” has the meaning set forth in Section 8.07.

“[*].

“[*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Closing” has the meaning set forth in Section 5.01.

“Closing Date” has the meaning set forth in Section 5.01.

“Collaboration Agreement” means that certain Exclusive License and Collaboration Agreement among Seller and Buyer, dated as of October 16, 2006, as amended by the First Amendment dated October 16, 2006, Second Amendment dated October 16, 2009 and Third Amendment dated April 30, 2010.

“Confidential Information” has the meaning set forth in Section 10.01(d).

“Consent” has the meaning set forth in Section 2.05.

“Contract” means any and all written or oral commitments, contracts, purchase orders, leases, or other agreements.

“[*]” or “[*]” has the meaning set forth in Section 6.10.

“[*]” has the meaning set forth in Section 6.10.

“Damages” has the meaning set forth in Section 9.02(a).

“Dispute” has the meaning set forth in Section 10.10.

“[*]” has the meaning set forth in Section 6.10.

“[*]” has the meaning set forth in Section 6.10.

“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance, restriction, limitation or third Person right of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

“Excluded Assets” means all Assets and Properties of Seller and its Affiliates (including Seller’s rights under this Agreement and all rights in and to the Licensed Intellectual Property, the Other Macrocycles and the Non-Macrocycles)) other than the Purchased Assets.

“Excluded Claim” means a Dispute that concerns (a) the validity or infringement of a Patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

“Excluded Liabilities” means (i) any and all Liabilities and obligations of Seller other than the Assumed Liabilities expressly assumed by Buyer pursuant hereto, and (ii) any Liability of Seller arising from or relating to any action taken by Seller, or any failure on the part of Seller to take any action, at any time after the Closing Date.

“FDA” means the United States Food and Drug Administration, or any successor organization.

“Federal Health Care Program” means any plan or program that provides health care benefits, whether directly, through insurance, or otherwise, that is funded directly, in whole or in part, by the government of the United States of America (other than the Federal Employees Health Benefits Program), including the Medicare, Medicaid and TRICARE programs (described in Title XVIII of the SSA,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Title XIX of the SSA, and Title 10, Chapter 55 of the U.S.C., respectively), or any state health care program (as defined in Section 1128(h) of the SSA).

“FTE” shall mean the equivalent of a full-time individual’s work time based upon a total of 1,880 hours per year of scientific, technical or managerial work on the Transition Services. The portion of an FTE year devoted by an individual to the Transition Services shall be determined by dividing: (a) the number of hours during any twelve-month period devoted by such employee to the Transition Services by (b) 1,880.

“Governmental or Regulatory Authority” means any court, tribunal, judicial body, arbitrator, authority, agency, commission, official, self-regulatory organization, or other instrumentality of the United States or other country, or any supra-national organization, state, county, city or other political subdivision thereof.

“Governmental Permits” has the meaning set forth in Section 6.09(a).

“HCV Activities” means any discovery research, pre-clinical and clinical development, manufacturing and commercialization of any compounds for the treatment and/or prevention of the hepatitis C virus infection in humans, including those compounds whose mechanism of clinical activity results from binding to and inhibiting the serine protease active site of HCV NS3/4A, including the Other Macrocycles and the Non-Macrocycles.

“IND” shall mean any Initial New Drug Application (as defined under the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time) pertaining to the Purchased Compound.

“Indemnification Claim Notice” has the meaning set forth in Section 9.02(c).

“Indemnified Party” has the meaning set forth in Section 9.02(c).

“Indemnifying Party” has the meaning set forth in Section 9.02(c).

“Indemnitee” and “Indemnitees” have the respective meanings set forth in Section 9.02(c).

“Intellectual Property” means, collectively, the Purchased Intellectual Property and the Licensed Intellectual Property.

“Intellectual Property Assignment Agreement” has the meaning set forth in Section 5.02(a).

“Know-how” means any tangible or intangible know-how, trade secrets, inventions (whether or not patentable), formulas, technology, data and other confidential information.

“Knowledge” with respect to Seller, means the actual knowledge of Williamson Z. Bradford, M. D., Ph.D., Lawrence M. Kahn, Scott Seiwert, Ph.D. and Robin Steele, or such knowledge as should have been obtained after reasonable inquiry; and with respect to Buyer, means the actual knowledge of Frank Duff, M.D., Michael Brunda, Ph.D., Brian Buckwalter and Annette Weissbach, or such knowledge as should have been obtained after reasonable inquiry.

“Law” means any foreign, federal, state or local law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any Governmental or Regulatory Authority.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Legal Proceeding” has the meaning set forth in Section 3.04(d).

“Liability” means any liability (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due).

“Licensed Intellectual Property” means, collectively, (i) the Patents identified in Section 6.07(a) of the Seller Disclosure Schedule under the heading “Licensed Intellectual Property”, and (ii) all Know-how owned by or licensed to Seller (other than Know-how included in Purchased Intellectual Property) that is used in connection with developing, making, using, importing, exporting, selling and offering to sell any pharmaceutical product containing the Purchased Compound (alone or in combination with any other compound, but excluding any such other compound that is owned or controlled by Seller).

“Non-Macrocycle” means any non-cyclic, linear small molecule inhibitor of HCV NS3/4A protease activity.

“Orange Book” has the meaning set forth in Section 3.04(d)(vi).

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Ordinary Course of Business” means such action that is in the ordinary course of business consistent with the immediate past practices of the Business.

“Other Macrocycle” means any cyclic small molecule inhibitor of HCV NS3/4A protease activity containing a substituted proline moiety and P1’, P1, P2 or P3 group as part of the backbone ring, other than the Purchased Compound.

“Owned Intellectual Property” has the meaning set forth in Section 6.07(c).

“Parties” has the meaning set forth in the Preamble.

“Party” has the meaning set forth in the Preamble.

“Patents” means any patents, patent applications, provisional patent applications and similar instruments (including any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, utilization models, reexaminations, patents of addition, supplementary protection certificates, inventors’ certificates, pediatric data package exclusivity extensions, divisions, re-filings, continuations and continuations-in-part thereof, or the like) as well as any foreign equivalents thereof (including certificates of invention and any applications therefor) and all documentation associated therewith.

“Permitted Encumbrance” means (a) Encumbrances for Taxes or assessments which are not delinquent or (b) statutory mechanics’, carriers’, workmen’s, landlords’ or other similar liens arising or incurred in the ordinary course of business which are not yet delinquent.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Program” means all activities conducted by Seller or Buyer pursuant to the Collaboration Agreement relating to the generation, manufacture, pre-clinical or clinical development of the Purchased Compound.

“Program Data” means all toxicology, pre-clinical, clinical, regulatory and manufacturing information and data and technology, and all submissions and correspondence with or to any Governmental or Regulatory Authority in the Territory related to the Purchased Compound, in any form whatsoever including notebooks, but only to the extent the foregoing may be in Seller’s possession.

“Purchase Price” has the meaning set forth in Section 4.01.

“Purchased Assets” means, subject to Section 2.05: (i) all of Seller’s right, title and interest in and to the Purchased Compound; (ii) the Purchased Intellectual Property (including the Registered Intellectual Property); (iii) the Assumed Contracts; (iv) the Regulatory Filings; (v) the Books and Records; and (vi) the Program Data; provided, however, that without limiting the scope of the foregoing, the existence and manifestation of such Purchased Compound, Intellectual Property, Assumed Contracts, Regulatory Filings, Books and Records, and Program Data as a part of the Purchased Assets shall be limited to the intangible elements and rights thereof and shall not include any tangible embodiments of such items.

“Purchased Compound” means that cyclic macromolecule containing a substituted proline moiety and optional P1 and P3 groups as part of the backbone ring and supporting the attachment of P1 and P4 groups having the non-proprietary drug name, danoprevir, and formerly identified within Seller as “ITMN-191” and within Buyer as “RG7227”, together with its salts, esters, enantiomers and hydrates.

“Purchased Intellectual Property” means, collectively, (i) those items identified in Section 6.07(a) of the Seller Disclosure Schedule under the heading “Purchased Assets: Registered Intellectual Property” and (ii) all Know-how owned by Seller that is used exclusively in connection with the conduct of the Business.

“Registered Intellectual Property” means all of the Patents identified as Registered Intellectual Property in Section 6.07(a) of the Seller Disclosure Schedule.

“Regulatory Filings” means the investigational and new drug applications, and drug submissions (and the equivalent foreign registrations and approvals) for the Purchased Compound in the Territory (including manufacturing approvals, technical, medical, and scientific licenses, and clinical and non-clinical study authorization applications or notifications), and all, amendments, supplements, supporting files, data, studies, and reports relating thereto (in hard and electronic form) and all technical and other information contained therein, including the IND and foreign equivalents set forth in Section 6.09 of the Seller Disclosure Schedule.

“Released Party” has the meaning set forth in Section 3.04.

“Roche Inc.” has the meaning set forth in the Preamble.

“Roche Know-how” means all Know-how that is owned by Buyer or its Affiliates, that arose during the performance of Buyer’s and Seller’s obligations under the Collaboration Agreement, and that is necessary to develop, make, have made, use, import, export, sell and offer for sale any pharmaceutical product containing an Other Macrocycle or Non-Macrocycle in the Territory.

“Roche Ltd” has the meaning set forth in the Preamble.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Roche Patent Rights” means those Patents identified in the Buyer’s Disclosure Schedule under the heading Roche Patents and that are necessary to develop, make, have made, use, import, export, sell and offer for sale any pharmaceutical product containing an Other Macrocycle or Non-Macrocycle in the Territory.

“Seller” has the meaning set forth in the Preamble.

“Seller Disclosure Schedule” has the meaning set forth in the preamble to Article 6 of this Agreement.

“Seller Governmental Consents” means all consents, waivers, approvals, Orders, authorizations of, declarations or filings with any Governmental or Regulatory Authority that are required by, or with respect to, Seller or any of its Affiliates in connection with the execution and delivery of this Agreement and the other Transaction Documents to be executed pursuant hereto by Seller, the consummation by Seller or any of its Affiliates of the transactions contemplated hereby and thereby and the performance of their respective obligations hereunder and thereunder.

“Seller Indemnified Parties” has the meaning set forth in Section 9.02(b).

“Seller Third Party Consents” means all consents, waivers, approvals, authorizations of, or notices to, any third Person (other than a Governmental or Regulatory Authority) that are required by, or with respect to, Seller or any of its Affiliates in connection with the execution and delivery of this Agreement or the other agreements to be executed pursuant hereto by Seller, the consummation by Seller or any of its Affiliates of the transactions contemplated hereby and the performance of their respective obligations hereunder.

“SSA” means the United States Social Security Act, codified at Title 42, Chapter 7, of the United States Code.

“Sublicensee” has the meaning set forth in Section 3.02(c).

“Tax” means all of the following taxes in connection with the operations of the Business or the transactions contemplated hereby: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment imposed by a governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign); (ii) any Liability for the payment of any amounts of the type described in (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any taxable period; and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the entire world.

“Third Party Claim” means any Action at law or suit in equity by or against a third Person as to which indemnification will be sought hereunder.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Transaction Documents” means this Agreement, the Assignment and Assumption Agreement, the Bill of Sale and the Intellectual Property Assignment Agreement.

“Transaction Taxes” has the meaning set forth in Section 4.02.

“Transition Services” has the meaning set forth in Exhibit 2.06.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2.06

Transition Services

Services: Seller shall complete commissioned clonal sequence analysis of NS3 helicase domain and NS4A (“Clinical Virology Services”), complete the manuscripts described below and reasonably work with Buyer to transition to Buyer the Assumed Contracts identified below (collectively, “Transition Services”).

Seller’s Duties With Respect to the Clinical Virology Services:

(a) Seller shall use commercially reasonable efforts to proceed with respect to the Clinical Virology Services.

(b) Seller shall conduct the Clinical Virology Services in good scientific manner and in compliance with all applicable laws, rules and regulations. Seller shall notify Buyer in writing of any material deviations from applicable regulatory or legal requirements with respect to the Clinical Virology Services. Seller hereby certifies that it has not employed or otherwise used and shall not employ and otherwise use in any capacity the services of any person debarred under United States Law, including 21 U.S.C. § 335a, in performing any portion of the Clinical Virology Services.

(c) If animals are used in the Clinical Virology Services, Seller shall comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals. Any animals which are used in the course of the Clinical Virology Services, or products derived from those animals, such as eggs or milk, shall not be used for food purposes, nor shall these animals be used for commercial breeding purposes.

Anticipated Completion Date of the Clinical Virology Services: December 31, 2010 (including delivery of a related final report).

Payment Obligations for the Clinical Virology Services: Buyer will reimburse Seller for all costs associated with the Clinical Virology Services, including the four (4) Seller FTEs (at the current rate of [*] per year as provided under the Collaboration Agreement), together with all pass-through expenses associated therewith.

Transition of Certain Assumed Contracts: The Parties acknowledge that [*].

Manuscripts: The Parties acknowledge that Seller is working on four manuscripts around the Purchased Compound (“Manuscripts”): a primary manuscript for each of the clinical trials NSHC-002 and NSHC-003 (where Patrick Smith of Buyer is anticipated to be a co-author); a recapitulation of the viral resistance data from the NSHC-002 and NSHC-003 manuscripts (where Isabel Najera of Buyer is anticipated to be a co-author); and a recapitulation of the biomarkers from NSHC-002 (where Patrick Smith of Buyer is anticipated to be a co-author). The Parties agree that after the Closing, Seller may submit the Manuscripts for publications in academic journals, subject to Buyer’s approval (which shall not be unreasonably withheld, conditioned or delayed).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4.03

Allocation of Purchase Price

Pursuant to Section 4.03 of the Agreement, Buyer and Seller agree to allocate the Purchase Price (U.S. $175,000,000) among the Purchased Assets as follows:

Assets	Purchase Price Allocated
Intangible assets including all of Seller’s right, title and interest in and to the Purchased Compound, the Purchased Intellectual Property, the Assumed Contracts, the Regulatory Filings, the Books and Records and the Program Data	U.S. $	175,000,000

Such Allocation shall be further allocated (i) [*] to the non-U.S. rights associated with the Purchased Assets acquired by Roche Ltd and (ii) [*] to the U.S. rights associated with the Purchased Assets acquired by Roche Inc.

Note: In the event that there is any additional Purchase Price attributable to the Assumed Liabilities, such amount shall be allocable entirely to the intangible assets listed above and in the same [*] ratio between Roche Ltd and Roche Inc.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.